Exhibit 99.1






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For Release:  October 14, 2005

Contact:  Douglas Stewart, President-CEO
          Debra Geuy, Chief Financial Officer


             PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES EARNINGS
                   AND DECLARES REGULAR AND SPECIAL DIVIDEND


Sidney, Ohio  NASDAQ-"PSFC"


Douglas Stewart, President and CEO of Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association announced today the Corporation's first quarter earnings for the fiscal year ending June 30, 2006 and a regular quarterly dividend, plus a special dividend to be paid to its shareholders.

Net income for the three-month period ended September 30, 2005 was $240,000, or $0.17 basic and diluted earnings per share. This compares to $240,000, or $0.17 basic and diluted earnings per share for the same period ended September 30, 2004. Although net income remained unchanged, there were changes in the components of net income. The most significant changes occurred in net interest income which increased $49,000 coupled with a decrease of $10,000 in the provision for loan losses offset by an increase of $63,000 in noninterest expense. The increase in net interest income resulted from an improvement in the net interest rate spread between interest earning assets and interest bearing liabilities during the current period. The increase in noninterest expense related primarily to an increase in professional services and the increased cost associated with the upgraded data processing system, which was put in place during the last quarter of fiscal 2005.

At their regular meeting held October 14, 2005, the Board of Directors declared a regular quarterly dividend of $0.15 per share for record holders as of October 31, 2005 and payable on November 15, 2005.

In addition, the directors declared a "special" dividend of $0.10 per share to all record holders as of October 31, 2005 and payable on November 15, 2005.

Stewart commented, "We are extremely pleased to be able to pay our regular quarterly dividend, plus a special dividend to our shareholders. This is the fourth occasion since going public in 1997 that our shareholders have received a special dividend as well as our regular quarterly dividends. We will continue to pay a reasonable dividend in line with our earnings and appreciate the continued support of our shareholders."

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             PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES EARNINGS
                    AND DECLARES REGULAR AND SPECIAL DIVIDEND

                                October 14, 2005

                                     Page 2


Assets of the Corporation at September 30, 2005 totaled $137.7 million with shareholders' equity of $17.7 million.

Peoples Federal operates from its main office in downtown Sidney and its branches in Anna, Jackson Center and the Sidney Wal-Mart Supercenter.

      When used in this press release or other public or shareholder communications, in filings by the Corporation with the Securities and Exchange Commission and in oral statements made with the approval of an authorized executive office, the words or phrases "should result," "will likely result," "will enable," "are expected to," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Corporation's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Corporation's market area and competition, that could cause actual results to differ materially from historical results and those presently anticipated or projected. The Corporation wishes to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. The Corporation wishes to advise readers that the factors listed could affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

      The Corporation does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.